Exhibit 99.1

AeroVironment Announces Fiscal 2024 First Quarter Results

ARLINGTON, VA, September 5, 2023 — AeroVironment, Inc. (“AeroVironment” or the “Company”) reported today financial results for the fiscal first quarter ended July 29, 2023.

First Quarter Highlights:

●	First quarter revenue of $152.3 million, up 40% year-over-year
●	First quarter net income of $21.9 million and Adjusted EBITDA of $37 million, an increase of 361% and 185%, respectively
●	Record funded backlog of $539.7 million as of July 29, 2023, an increase of 27% from prior quarter
●	Raising revenue and Non-GAAP adjusted EBITDA guidance ranges

“We delivered record first quarter results,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “Revenue climbed 40% year-over-year due to higher shipments across all our business segments, indicative of robust demand for our innovative, intelligent, multi-domain unmanned systems. Gross margins, as a percent of sales, also increased significantly, while our funded backlog increased to a new record of $540 million – from $424 million at the start of the fiscal year – reflecting nearly $270 million in new bookings during the quarter. Since fiscal year 2024 is off to such a great start, we are also raising full year guidance to reflect our improved outlook for the Company.

“Additionally, we took steps to further strengthen and expand our product portfolio through our previously announced acquisition of Tomahawk Robotics. This transaction – which is expected to close in the second quarter – will add common control solutions with advanced open standard communications technologies – namely the Kinesis Ecosystem – to our current AI enabled software suite. We expect that this acquisition enhances AeroVironment’s existing control and communications solutions, opens up adjacent market opportunities, enables multi-domain integration across all unmanned platforms, and brings additional top notch software engineering talent to our growing team,” continued Nawabi. “We look forward to continued strong execution by our team and are optimistic about growing AeroVironment to new heights this fiscal year.”

FISCAL 2024 FIRST QUARTER RESULTS

Revenue for the first quarter of fiscal 2024 was $152.3 million, an increase of 40% as compared to $108.5 million for the first quarter of fiscal 2023, reflecting higher product sales of $61.5 million, partially offset by lower service revenue of $17.7 million. From a segment standpoint, the change year-over-year was due to revenue growth in Unmanned Systems (“UMS”) of 45%, Loitering Munitions Systems (“LMS”) of 34% and MacCready Works (“MW”) of 31%.

Gross margin for the first quarter of fiscal 2024 was $65.7 million, an increase of 95% as compared to $33.7 million for the first quarter of fiscal 2023, reflecting higher product margin of $32.8 million, partially offset by lower service gross margin of $0.8 million. As a percentage of revenue, gross margin percentage increased to 43% from 31%, primarily due to an increase in the proportion of product revenue to total revenue. Gross margin was negatively impacted by $2.4 million of intangible amortization expense and other related non-cash purchase accounting expenses in the first quarter of fiscal 2024 as compared to $3.0 million in the first quarter of fiscal 2023.

Income from operations for the first quarter of fiscal 2024 was $26.4 million as compared to loss from operations of $(3.3) million for the first quarter of last fiscal year. The increase year-over-year was primarily due higher gross margin of $31.9 million, partially offset by an increase in selling, general and administrative (“SG&A”) expense of $1.9 million.

Other loss, net, for the first quarter of fiscal 2024 was $3.1 million, as compared to $2.0 million for the first quarter of last fiscal year. The increase in interest expense was primarily due to an increase in interest rates on the Company’s debt facility. Other loss, net for the first quarter of fiscal 2024 includes unrealized losses associated with changes in the fair market value of equity security investments.

Provision for income taxes for the first quarter of fiscal 2024 was $1.3 million, as compared to $2.6 million for the first quarter of last fiscal year. The decrease in provision for income taxes was primarily due to a decrease in the full year effective tax rate.

Net income attributable to AeroVironment for the first quarter of fiscal 2024 was $21.9 million, or $0.84 per diluted share, as compared to net loss attributable to AeroVironment of $(8.4) million, or $(0.34) per diluted share, in the prior-year period, respectively.

Non-GAAP adjusted EBITDA for the first quarter of fiscal 2024 was approximately $37 million and non-GAAP earnings per diluted share were $1.00, as compared to approximately $13 million and non-GAAP loss per diluted per share of $(0.08), respectively, for the first quarter of fiscal 2023.

BACKLOG

As of July 29, 2023, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $539.7 million, as compared to $424.1 million as of April 30, 2023.

FISCAL 2024 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2024, the Company now expects revenue of between $645 million and $675 million, net income of between $51 million and $59 million, Non-GAAP adjusted EBITDA of between $117 million and $127 million, earnings per diluted share of between $1.91 and $2.21 and non-GAAP earnings per diluted share, which excludes amortization of intangible assets, other non-cash purchase accounting expenses and equity securities investments gains or losses, of between $2.30 and $2.60.

The outlook does not reflect the impacts of the recently announced acquisition of Tomahawk Robotics, Inc. The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Tuesday, September 5, 2023, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, chief financial officer and Jonah Teeter-Balin, senior director corporate development and investor relations, will host the call.

Investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL: https://register.vevent.com/register/BI15f3f4201ad342ac9ad87ea3031189a2

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the first quarter fiscal year 2024 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business, including the pending acquisition of Tomahawk Robotics; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending, including due to continuing resolutions; adverse impacts of a U.S. government shutdown; our reliance on limited relationships to fund our development of HAPS UAS; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; changes in the supply and/or demand and/or prices for our products and services; increased competition; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions; our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the COVID-19 pandemic or future pandemics, such as supply chain disruptions and delays, potential governmentally-mandated shutdowns, travel restrictions and site access, diversion of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended
	July 29,	July 30,
	2023	2022

	(Unaudited)
Revenue:
Product sales	$119,471	$57,974
Contract services	32,876	50,542
	152,347	108,516
Cost of sales:
Product sales	61,608	32,899
Contract services	25,079	41,903
	86,687	74,802
Gross margin:
Product sales	57,863	25,075
Contract services	7,797	8,639
	65,660	33,714
Selling, general and administrative	23,827	21,943
Research and development	15,466	15,045
Income (loss) from operations	26,367	(3,274)
Other loss:
Interest expense, net	(2,008)	(1,603)
Other income (expense), net	(1,129)	(406)
Income (loss) before income taxes	23,230	(5,283)
Provision for income taxes	1,314	2,606
Equity method investment loss, net of tax	(21)	(500)
Net income (loss)	21,895	(8,389)
Net income attributable to noncontrolling interest	—	(6)
Net income (loss) attributable to AeroVironment, Inc.	$21,895	$(8,395)
Net income (loss) per share attributable to AeroVironment, Inc.
Basic	$0.84	$(0.34)
Diluted	$0.84	$(0.34)
Weighted-average shares outstanding:
Basic	26,088,277	24,804,232
Diluted	26,179,042	24,804,232

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	July 29,	April 30,
	2023	2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$105,871	$132,859
Accounts receivable, net of allowance for doubtful accounts of $124 at July 29, 2023 and $156 at April 30, 2023	79,214	87,633
Unbilled receivables and retentions	107,258	105,653
Inventories, net	175,396	138,814
Prepaid expenses and other current assets	13,949	12,043
Total current assets	481,688	477,002
Long-term investments	22,578	23,613
Property and equipment, net	39,770	39,795
Operating lease right-of-use assets	25,742	27,363
Deferred income taxes	27,633	27,206
Intangibles, net	40,540	43,577
Goodwill	180,797	180,801
Other assets	7,312	5,220
Total assets	$826,060	$824,577
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$28,824	$31,355
Wages and related accruals	16,875	35,637
Customer advances	19,940	16,645
Current portion of long-term debt	10,000	7,500
Current operating lease liabilities	8,272	8,229
Income taxes payable	4,058	2,342
Other current liabilities	19,220	19,626
Total current liabilities	107,189	121,334
Long-term debt, net of current portion	118,537	125,904
Non-current operating lease liabilities	19,454	21,189
Other non-current liabilities	1,901	746
Liability for uncertain tax positions	2,705	2,705
Deferred income taxes	1,729	1,729
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at July 29, 2023 and April 30, 2023	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—26,292,130 shares at July 29, 2023 and 26,216,897 shares at April 30, 2023	4	4
Additional paid-in capital	386,140	384,397
Accumulated other comprehensive loss	(4,515)	(4,452)
Retained earnings	192,916	171,021
Total AeroVironment, Inc. stockholders’ equity	574,545	550,970
Noncontrolling interest	—	—
Total equity	574,545	550,970
Total liabilities and stockholders’ equity	$826,060	$824,577

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended
	July 29,	July 30,
	2023	2022

	(Unaudited)
Operating activities
Net income (loss)	$21,895	$(8,389)
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation and amortization	6,951	14,000
Loss from equity method investments	21	500
Amortization of debt issuance costs	214	211
Provision for doubtful accounts	(15)	23
Reserve for inventory excess and obsolescence	3,330	220
Other non-cash expense, net	173	153
Non-cash lease expense	2,184	1,590
Loss (gain) on foreign currency transactions	132	(44)
Unrealized loss on available-for-sale equity securities, net	1,013	—
Deferred income taxes	(427)	(381)
Stock-based compensation	3,204	2,217
Loss on disposal of property and equipment	116	485
Amortization of debt securities discount	—	130
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	8,207	8,053
Unbilled receivables and retentions	(1,603)	14,754
Inventories	(40,004)	(11,927)
Income taxes receivable	—	442
Prepaid expenses and other assets	(4,401)	46
Accounts payable	(2,780)	3,323
Other liabilities	(15,272)	(9,519)
Net cash (used in) provided by operating activities	(17,062)	15,887
Investing activities
Acquisition of property and equipment	(3,632)	(5,393)
Equity method investments	—	(2,774)
Redemptions of available-for-sale investments	—	13,280
Purchases of available-for-sale investments	—	(1,326)
Net cash (used in) provided by investing activities	(3,632)	3,787
Financing activities
Principal payments of term loan	(5,000)	(2,500)
Payment of debt issuance costs	(9)	—
Tax withholding payment related to net settlement of equity awards	(1,298)	(824)
Other	(8)	(7)
Net cash used in financing activities	(6,315)	(3,331)
Effects of currency translation on cash and cash equivalents	21	(391)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(26,988)	15,952
Cash, cash equivalents and restricted cash at beginning of period	132,859	77,231
Cash, cash equivalents and restricted cash at end of period	$105,871	$93,183
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$35	$—
Interest	$1,782	$2,169
Non-cash activities
Unrealized gain on available-for-sale investments, net of deferred tax expense of $0 and $6 for the three months ended July 29, 2023 and July 30, 2022, respectively	$—	$(20)
Change in foreign currency translation adjustments	$(63)	$(1,064)
Issuances of inventory to property and equipment, ISR in-service assets	$—	$3,364
Acquisitions of property and equipment included in accounts payable	$969	$543

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended July 29, 2023
	UMS	LMS	MW	Total
Revenue	$98,207	$30,917	$23,223	$152,347
Gross margin	48,369	12,323	4,968	65,660

Income (loss) from operations	21,749	4,910	(292)	26,367
Acquisition-related expenses	673	—	—	673
Amortization of acquired intangible assets and other purchase accounting adjustments	2,601	—	565	3,166
Adjusted income from operations	$25,023	$4,910	$273	$30,206

	Three Months Ended July 30, 2022
	UMS	LMS	MW	Total
Revenue	$67,775	$23,011	$17,730	$108,516
Gross margin	21,504	7,746	4,464	33,714

(Loss) income from operations	(3,698)	(1,031)	1,455	(3,274)
Acquisition-related expenses	304	—	31	335
Amortization of acquired intangible assets and other purchase accounting adjustments	6,231	—	616	6,847
Adjusted income (loss) from operations	$2,837	$(1,031)	$2,102	$3,908

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended
	July 29, 2023	July 30, 2022

Earnings (loss) per diluted share	$0.84	$(0.34)
Acquisition-related expenses	0.02	0.02
Amortization of acquired intangible assets and other purchase accounting adjustments	0.10	0.22
Equity method and equity securities investments activity, net	0.04	0.02
Earnings (loss) per diluted share as adjusted (Non-GAAP)	$1.00	$(0.08)

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended
(in millions)	July 29, 2023	July 30, 2022
Net income (loss)	$22	$(8)
Interest expense, net	2	2
Provision for income taxes	1	2
Depreciation and amortization	7	14
EBITDA (Non-GAAP)	32	10
Stock-based compensation	3	2
Equity method and equity securities investments activity, net	1	1
Acquisition-related expenses	1	—
Adjusted EBITDA (Non-GAAP)	$37	$13

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2024
Forecast earnings per diluted share	$1.91 - 2.21
Acquisition-related expenses	0.02
Amortization of acquired intangible assets and other purchase accounting adjustments	0.35
Equity method and equity securities investments activity, net	0.02
Forecast earnings per diluted share as adjusted (Non-GAAP)	$2.30 - 2.60

Reconciliation of 2024 Forecast and Fiscal Year 2023 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ended
(in millions)	April 30, 2024	April 30, 2023
Net income (loss)	$51 - 59	$(176)
Interest expense, net	8	9
Provision for income taxes	3 - 5	(15)
Depreciation and amortization	35	100
EBITDA (Non-GAAP)	97 - 107	(82)
Amortization of cloud computing arrangement implementation	1	1
Stock-based compensation	17	11
Equity method and equity securities investments activity, net	1	3
Acquisition-related expenses	1	1
Goodwill impairment	—	156
Adjusted EBITDA (Non-GAAP)	$117 - 127	$90

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Adjusted Operating Income

Adjusted operating income is defined as operating income before intangible amortization, amortization of non-cash purchase accounting adjustments, goodwill impairment and acquisition related expenses.

Non-GAAP Earnings per Diluted Share

We exclude the acquisition-related expenses, amortization of acquisition-related intangible assets, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization including amortization of purchase accounting adjustments, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-and-faq/contact-us